Exhibit 99.1

RumbleOn Reports Fiscal Year 2018 Results

DALLAS, Texas - March 27, 2019 – RumbleOn (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace, today announced financial results for the year ended December 31, 2018. RumbleOn posted a shareholder letter with preliminary operating results and management commentary on its investor relations website at https://investors.rumbleon.com/.

“We are pleased to report our sixth consecutive quarter of rapid growth across the business. In 2018, RumbleOn sold 12,529 units and drove record revenue of $156.4 million. Since our inception, we have grown unit sales and revenue, improved gross margins, launched incredible new software applications, added regional fulfillment centers in 17 geographic locations, enhanced consumer acquisitions, and much more. We grew powersport unit sales to 8,524 and revenue to $61.2 million, up from 678 units and $7.2 million in revenue in 2017. That is 11.6x growth in powersport unit sales, demonstrating impressive adoption of our supply chain solution. In Q4, we made the landmark acquisitions of Wholesale Inc and Wholesale Express, accelerating our entrance to the massive automobile market. We began our journey in 2017, laid the groundwork in 2018, and entered 2019 with incredible momentum,” commented Marshall Chesrown, RumbleOn Founder, Chairman and CEO.

“Our vision is to disrupt the inefficient, friction-laden pre-owned vehicle supply chain through the use of innovative technology. We are better equipped to revolutionize the industry than any other company and we believe our early progress is evidence of our future opportunities to dominate the vehicle redistribution space with RumbleOn’s 100% online solutions for consumers and dealers,” continued Chesrown. “Our long term objectives remain the same: drive unit sales and revenue growth, expand gross margins per unit and achieve operating leverage. We are committed to delivering long-term value to our shareholders and look forward to providing updates on our progress throughout the year.”

Conference Call Details
RumbleOn’s management will host a conference call today, March 27, 2019, at 5 p.m. Eastern Time (2 p.m. Pacific Time) to review its results. A live webcast of the call along with its shareholder letter can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate on the conference call by dialing (877) 273-6127, or (647) 689-5394 for callers outside North America (conference ID 1569239). A telephonic replay will be available through 11:59 PM ET on April 4, 2019, beginning two hours after the call ends. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (conference ID 1569239).

About RumbleOn:

Forward-Looking Statements:
This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. The Company’s independent registered public accounting firm has not completed its review of the Company’s results for the year ended December 31, 2018. As such, the information in this letter is subject to change. Although the Company currently expects that its final 2018 fourth quarter results will be as described in this letter, it is possible that the Company’s final 2018 results will be different. The information in this letter represents the most current information available to management and is not meant to be a comprehensive statement of the Company’s financial results for the year ended December 31, 2018.

Investor Relations:
The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Press Contact:
RumbleOn
Martin McBride
Martin@rumbleon.com

Source: RumbleOn, Inc.